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WHEN RECORDED MAIL ORIGINAL TO:

Latham & Watkins
885 Third Avenue
New York, New York  10022
Attention: S.H. Spencer Compton, Esq.



               _____SPACE ABOVE THIS LINE FOR RECORDER'S USE_____


                          MORTGAGE, SECURITY AGREEMENT,
                FIXTURE FILING STATEMENT AND ASSIGNMENT OF RENTS,
                         LEASES AND LEASEHOLD INTERESTS


          THIS MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING STATEMENT AND ASSIGNMENT OF RENTS, LEASES AND LEASEHOLD INTERESTS (the "MORTGAGE") is made and entered into as of May 30, 1996, by and between FLORIDA COAST PAPER COMPANY, L.L.C., a Delaware limited liability company ("MORTGAGOR"), whose mailing address is 600 U.S. Highway 98, Port St. Joe, Florida 32456, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee under the Indenture (as defined below), for the ratable benefit of the current and future holders (the "NOTEHOLDERS") of the First Mortgage Notes (as defined below) as mortgagee ("MORTGAGEE"), whose mailing address is Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

                                    RECITALS

          A. Mortgagor is a party to that certain indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "INDENTURE"), among Mortgagor and Florida Coast Paper Finance Corp. (together with Mortgagor, collectively, "ISSUERS") and Mortgagee, pursuant to which Issuers will issue ONE HUNDRED SIXTY FIVE MILLION DOLLARS ($165,000,000) principal amount of their 12.75% First Mortgage Notes due 2006 (including all Series A and Series B first mortgage notes to be issued from time to time pursuant to the Indenture, collectively, the "FIRST MORTGAGE NOTES"), the proceeds of which (the "LOAN") will be used in part to fund the acquisition by Mortgagor of certain real property more particularly described on EXHIBIT "A"

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attached hereto, all improvements located thereon and certain personal property.
All terms, covenants, conditions, provisions and requirements of the Indenture are incorporated by reference in this Mortgage for all purposes and made a part hereof and a true copy thereof, as well as true copies of the Security
Agreement, the SC Agreement, the Option Agreement, the Warehouse Agreement and the Box USA Lease (all as hereinafter defined) are available for inspection at the offices of Mortgagee at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. Any capitalized term used in this Mortgage without definition, but defined in the Indenture, shall have the same meaning here as in the Indenture.

          B. The Indenture requires that the obligations of each of the Issuers under the Indenture, the First Mortgage Notes and the Collateral Documents be secured by liens and security interests covering certain real and personal property of Mortgagor for the ratable benefit of the Noteholders. In connection therewith, Mortgagor is required to execute and deliver this Mortgage.

          NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Mortgagor covenants, represents and warrants as follows:


                                  DEFINED TERMS

          "BANKRUPTCY" means the occurrence of any of the events described in
Section 6.01(j) or (k) of the Indenture.

          "BANKRUPTCY DEFAULT" means a Default under Section 6.01(j) or (k) of the Indenture, without giving effect to any applicable notice and/or cure periods.

          "BOX USA LEASE" means that certain Lease, dated the date hereof, between Mortgagor as landlord and Box USA Lease Tenant as tenant, demising the Box USA Leased Property with respect to which a Memorandum of Lease will be recorded contemporaneously herewith in the Official Records of Gulf County, Florida.

          "BOX USA LEASED PROPERTY" means that portion of the Mortgaged Property more particularly described on EXHIBIT "B" attached hereto and made a part hereof.

          "BOX USA LEASE TENANT" means Box USA Group, Inc., a New York corporation, its successors and the assigns of all but not less than all of the capital stock of Box USA Group, Inc. or of all or substantially all of the assets of Box USA Group, Inc.

          "CASUALTY" has the meaning assigned in Section 2.04.

          "COLLATERAL DOCUMENT(S)" has the meaning assigned in the Indenture.

          "DEFAULT" has the meaning assigned in the Indenture.

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          "DEFAULT RATE" means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) two percent (2%) per annum in excess of the interest rate borne by the First Mortgage Notes upon issuance thereof.

          "EVENT OF DEFAULT" has the meaning assigned in Section 4.01.

          "EVENT OF LOSS" has the meaning assigned in the Indenture.

          "EXCLUDED PROPERTY" has the meaning assigned in the Security
Agreement.

          "INDENTURE" has the meaning assigned in Recital A.

          "LIEN" has the meaning assigned in the Indenture.

          "LIQUIDATED DAMAGES" has the meaning assigned in the Indenture.

          "LOAN" has the meaning assigned in Recital A.

          "MAKE-WHOLE PREMIUM" has the meaning assigned in the Indenture.

          "OPTION PROPERTY" means that portion of the Mortgaged Property more particularly described on EXHIBIT "C" attached hereto and made a part hereof and which is subject to the purchase option in favor of St. Joe Forest Products Company ("OPTIONEE") set forth in the Option Agreement (the "OPTION AGREEMENT"), dated as of May 30, 1996 between Mortgagor and Optionee.

          "PAYMENT DEFAULT" means a Default under Section 6.01(a) or (b) of the Indenture, without giving effect to any applicable notice and/or cure periods.

          "PERMITTED LIENS" has the meaning assigned in the Indenture.

          "PROTECTIVE ADVANCES" has the meaning assigned in Section 4.08.

          "QUALIFYING FACILITY" has the meaning assigned in the SC Agreement.

          "RELEASE" has the meaning assigned in Section 5.01.

          "RELEASE CONDITIONS" has the meaning assigned in Section 5.01.

          "RELEASE COSTS" has the meaning assigned in Section 5.01.

          "RELEASE PARCEL" has the meaning assigned in Section 5.01.

          "RELEASE REQUEST" has the meaning assigned in Section 5.01.

          "REMAINING PARCEL" has the meaning assigned in Section 5.01.

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          "SC AGREEMENT" means the Subordinated Credit Agreement, dated as of the date hereof, by and among Florida Coast Paper Company, L.L.C., Stone Container Corporation and Four M Corporation.

          "SECURED OBLIGATIONS" has the meaning assigned in Section 1.03.

          "SECURITY AGREEMENT" means the Security Agreement, dated of even date herewith between Mortgagor and Mortgagee.

          "SINGLE INDEBTEDNESS" has the meaning assigned in Section 4.03.

          "TAKING" has the meaning assigned in Section 2.05.

          "WAREHOUSE AGREEMENT" means, collectively, the provisions of Article 31 of the Box USA Lease governing the rights of the parties with respect to the use and occupancy of the warehouse (the "WAREHOUSE") located on that part of the Mortgaged Property adjacent to the Box USA Leased Property and forming a part of the parcel of land more particularly described on EXHIBIT "D" attached hereto and made a part hereof.



                          ARTICLE I - GRANT OF MORTGAGE

          1.01 GRANT OF MORTGAGE. Mortgagor does hereby mortgage, pledge, assign, bargain, hypothecate, convey, grant, transfer, warrant and set over unto Mortgagee and grants unto Mortgagee a security interest in all of Mortgagor's right, title and interest in and to all of the following property (collectively, the "MORTGAGED PROPERTY"):

          (a) The property described in EXHIBIT "A" attached hereto and by this reference incorporated herein, including, without limitation, (i) any easements and rights of ingress and egress appurtenant to the above described property,
(ii) any street or road adjacent or contiguous to the above described property,
(iii) any strips, gores or pieces of land abutting, adjoining, adjacent to or contiguous to the above described property (owned or claimed by deed, limitation or otherwise), and (iv) all air rights with respect thereto (the "LAND");

          (b) Any and all buildings and all other improvements now on or in, or hereafter constructed on or in, the Land;

          (c) Any and all lands, fittings, fixtures, structures, improvements, tenements, hereditaments, equipment, machinery, pipelines, pipes, boilers, tanks, appliances, construction or other materials and supplies, personal property, tools, art work, plants, books, records and files, of whatever kind or description and wherever situated, now owned by, or at any time hereafter acquired by or for, Mortgagor and contiguous or appurtenant to the Land, and all other things of whatsoever kind now owned by or at any time hereafter

                                        4

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acquired by or for Mortgagor and in any way or at any time belonging or appurtenant to, or used in connection with, any Mortgaged Property;

          (d) Any and all rents, leases and leasehold rights now held or hereafter acquired by Mortgagor for use in connection with or belonging or appertaining to any of Mortgagor's property now or hereafter subject to the lien of this Mortgage;

          (e) Any and all replacements, additions, betterments and improvements hereafter acquired or constructed upon or in connection with any other property, real or personal, now or at any time hereafter subject to the lien of this Mortgage;

          (f) Any and all rights, powers, easements, rights of way, interests in land, franchises, privileges, immunities, possessory or prescriptive rights, permits and licenses, now or hereafter owned or possessed by Mortgagor that now or at any time hereafter may be necessary for, or appurtenant to, the use, operation, management, maintenance, renewal, alteration or improvement of any of the Mortgaged Property, including, without limitation, to any and all rights to
(i) utilities and fees or charges paid in connection therewith, (ii) reimbursements or other rights pertaining to utilities or utility services thereto, (iii) docking rights, railroad and trackage rights pursuant to licenses, permits, franchises, authorizations, easements, deed covenants or agreements (including options, option rights, and contract rights, and further including permits in the nature of easements, crossing agreements or crossing permits) to the extent the same pertain to or benefit the Mortgaged Property, including all reservations of or commitments covering any such use in the future, whether now owned or hereafter acquired, whether or not recorded, and
(iv) the present or future use or availability of docking facilities, waste water facilities, water, water and storm drainage or other utility facilities to the extent the same pertain to or benefit any of the Mortgaged Property, including all reservations of or commitments covering any such use in the future, whether now owned or hereafter acquired;

          (g) All of the interest, right, title and other claim or demand, both in law and in equity, including claims or demands with respect to any insurance policies, returned premiums or casualty awards, or the Net Proceeds (as defined in the Indenture) of any thereof, which Mortgagor now has or may hereafter acquire in or as a result of any of the Mortgaged Property (excluding any such Net Proceeds (as defined in the Indenture) with respect to the Box USA Leased Property to the extent required to be paid to the Box USA Lease Tenant and the Option Property to the extent required to be paid to Optionee), and any other Net Proceeds (as defined in the Indenture) from any sale or disposition thereof which Mortgagor now has or may hereafter acquire and any and all awards made as a result of the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of such property (excluding any part of any such award attributable to a taking, proceeding or purchase of all or any part of the Box USA Leased Property to the extent required to be paid to the Box USA Lease Tenant or the Option Property to the extent required to be paid to Optionee), all of which awards, damages, premiums and payments are hereby assigned to Mortgagee and may be at any time collected by it; and

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          (h)  With respect to the Mortgaged Property, all of the right, title, interest and claim whatsoever, at law or in equity, to all other reversions, remainders, proceeds, rents, revenues, issues, earnings, income, products and profits thereof.

          TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns forever, for the purpose of securing in such order of priority as provided herein or in the Indenture, the indebtedness and obligations described in SECTION 1.03 hereof.

          Notwithstanding the foregoing, the Mortgaged Property shall not include any of the Excluded Property. Additionally, it is the intention of the parties that "Mortgaged Property" shall not include any personal property owned by the Box USA Lease Tenant or leased by it from any Person other than from Mortgagor or a Subsidiary thereof and located from time to time on the Box USA Leased Property.

          1.02 STATUS OF TITLE. Mortgagor is the owner of and has good and merchantable title in fee simple to the Mortgaged Property and is lawfully seized and possessed of an indefeasible estate in fee simple in the Mortgaged Property and has good right, full power and lawful authority to convey, mortgage and encumber the same by way of this Mortgage. The Mortgaged Property is and shall at all times be free and clear of all liens, charges and encumbrances, except for Permitted Liens of the nature described in clauses (i), (iv), (v),
(vi), (vii), (viii), (ix), (x), (xi), (xii) and (xiii) of the definition of Permitted Liens, and the lien created by this Mortgage is a first and prior lien and encumbrance on the Mortgaged Property, except for Permitted Liens of the nature described in clauses (iv), (v), (vii), (viii), (ix), (x), (xi), (xii) and
(xiii) of the definition of Permitted Liens. Mortgagor will warrant and defend its title to the Mortgaged Property against the claims and demands of all other persons. Mortgagor agrees to protect, preserve and defend Mortgagee's interest in the Mortgaged Property and its title thereto. Mortgagor shall at all times appear in and defend any suit, action or proceeding that might in any way materially and adversely affect Mortgagor's title to or value of the Mortgaged Property, the priority of this Mortgage or the rights and powers of Mortgagee hereunder or under any other Collateral Document, and to pay all costs and expenses incurred by Mortgagee in or in connection with any such action or proceeding, including attorneys' fees, whether or not any such action or proceeding progresses to judgment and whether or not brought by or against Mortgagee. Mortgagor shall, at all times, defend, indemnify, hold harmless and reimburse Mortgagee on demand from and against any and all loss, damage, expense or cost, including cost of evidence of title and attorneys' fees, arising out of, or incurred in connection with, any such suit, action or proceeding and the sum of such expenditures shall be secured by this Mortgage, shall accrue interest at the Default Rate from the date incurred and be payable upon demand and shall be part of the Secured Obligations. Mortgagee, after notice to Mortgagor, may, but shall not be under any obligation to, appear or intervene in any such action or proceeding and retain counsel therein and defend the same or otherwise take such action therein as such party may be advised and may settle or compromise the same and, in that behalf and for any of such purposes, may expend and advance such sums of money as it reasonably may deem necessary, and shall be reimbursed therefor as provided in the next

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sentence.  Such expenditures shall be secured by this Mortgage and shall accrue interest at the Default Rate from the date incurred and shall be payable upon demand.

          1.03 OBLIGATIONS SECURED. This Mortgage is given for the purpose of securing (i) the Loan as evidenced by the First Mortgage Notes in the original and/or aggregate, as the case may be, principal amount of One Hundred Sixty Five Million Dollars ($165,000,000), (ii) all interest, premiums, late charges, attorneys' fees and expenses and any and all other amounts now or hereafter secured or intended to be secured hereby pursuant to any provision of this Mortgage or any other Collateral Document, including but not limited to Protective Advances, (iii) any Liquidated Damages, (iv) any Make-Whole Premium,
(v) all of the other "Obligations," as defined in the Indenture, arising under, evidenced or created by or with respect to the First Mortgage Notes, the Indenture, this Mortgage and the other Collateral Documents, including, without limitation, (a) all amounts that would become due with respect to the Loan but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 101 ET SEQ., (b) all interest with respect to the Loan that, but for any Bankruptcy affecting Mortgagor, would accrue on or with respect to the Secured Obligations (as herein defined), whether or not a claim against Mortgagor is allowed for such interest in any Bankruptcy, and (c) all amounts due or which shall become due to Mortgagee pursuant to Section 7.07 of the Indenture, (vi) all unpaid balances of all loans and other such extensions of credit made by Mortgagee to Mortgagor as FUTURE ADVANCES within seven (7) years after the date of this Mortgage, whether such loans or other such extensions of credit are made pursuant to an obligation of Mortgagee to make such loans or extensions, provided such loans or other extensions of credit shall not exceed a maximum principal amount of $1,000,000 (exclusive of the Loan) plus interest thereon, and (vii) performance by each of the Issuers of all of their respective non-monetary covenants in the Indenture and the Collateral Documents (all of the foregoing, collectively, the "SECURED OBLIGATIONS"). Any agreement hereafter made by Mortgagor and Mortgagee pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance to the extent allowed by law.

          1.04 AFTER-ACQUIRED PROPERTY. If Mortgagor hereafter acquires (a) any property that is of the kind or nature described in SECTION 1.01 hereof and is or is intended to become a part thereof, or (b) an interest in any of the Mortgaged Property greater than the interest now held, then such property or interest shall, immediately upon such acquisition, become subject to the lien of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described herein, without need for the delivery and/or recording of a supplement to this Mortgage or any other instrument; but nevertheless Mortgagor shall from time to time, if requested by Mortgagee, execute and deliver any and all such further assurances, conveyances and assignments thereof as Mortgagee may require for the purpose of expressly and specifically subjecting to the lien of this Mortgage any and all such property or interest, subject, however, to any Permitted Liens affecting such property.

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            ARTICLE II - COVENANTS CONCERNING THE MORTGAGED PROPERTY

          2.01 TAXES, CHARGES AND GOVERNMENTAL IMPOSITIONS.

          (a) PAYMENT. Mortgagor will pay, or cause to be paid, before any fine, penalty, interest or cost may be added thereto, and, upon written request from Mortgagee, will promptly exhibit to Mortgagee receipts for the payment of, all taxes, assessments, charges, fees, fines and impositions of every nature whatsoever charged, imposed, levied or assessed or to be charged, imposed, levied or assessed upon or against the Mortgaged Property or any part thereof, or upon the interest of Mortgagee in the Mortgaged Property, as well as all income taxes, assessments and other governmental charges lawfully levied and imposed by the United States or any state, county, municipality or other taxing authority in respect of the Mortgaged Property or any part thereof or any charge that, if unpaid, would or could become a lien or charge upon the Mortgaged Property, or any part thereof. Mortgagor will pay all costs, fees and expenses of this lien and all filing, registration, recording and search and information fees, and all expenses incident to the execution and acknowledgement of this Mortgage. Notwithstanding the foregoing, Mortgagor may elect to pay any special assessment lawfully charged, imposed, levied or assessed upon or against the Mortgaged Property or any part thereof in so many installments and otherwise as may be permitted under and in accordance with applicable laws.

          (b) CONTESTS. Nothing in this Section 2.01 shall require the payment or discharge of any obligation imposed upon Mortgagor by subparagraph (a) of this Section 2.01 so long as Mortgagor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which proceedings must operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of Mortgagor's interest in the Mortgaged Property or any part thereof to satisfy the same; provided that during such contest Mortgagor shall, at the option of Mortgagee, provide security satisfactory to Mortgagee, assuring the discharge of Mortgagor's obligations hereunder and of any additional interest, charge, penalty or expense arising from or incurred as a result of such contest; and provided, further, that if at any time payment of any obligation imposed upon Mortgagor by subsection (a) of this Section 2.01 shall become necessary to prevent a forfeiture of title, whether by operation of law or otherwise, including without limitation, the delivery of a tax deed or other instrument conveying all or any of Mortgagor's interest in the Mortgaged Property or any portion thereof because of non-payment, then Mortgagor shall pay the same in sufficient time to prevent such forfeiture of title, including without limitation, the delivery of such tax deed or other instrument, and provided, further, that such non-payment shall not result in a default under any of the Leases giving a right to terminate to the Tenant thereunder; and provided, further, that such proceedings are diligently prosecuted.

          2.02 MECHANICS' AND OTHER LIENS. Mortgagor will not suffer any mechanic's, laborer's, materialmen's, statutory or other lien or any security interest or encumbrance to be created or to remain outstanding upon any of the Mortgaged Property or on the revenues, rents, issues, income and profits arising therefrom, except for Permitted Liens of the nature described in clauses (vi) and (ix) of the definition thereof.

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          2.03 UTILITIES.  Mortgagor will pay, or cause to be paid, before any fine, penalty,interest or cost may be added thereto, any charges for utilities, whether public or private, with respect to the Mortgaged Property or any part thereof.

          2.04 INSURANCE. (a) CASUALTY; BUSINESS INTERRUPTION. Mortgagor shall keep the Mortgaged Property insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy for the full insurable value thereof (without reduction for depreciation or co-insurance), and shall maintain such other casualty insurance (which shall include, without limitation, boiler and machinery coverage) of such types and against such risks, hazards, liabilities, casualties and contingencies, in such amounts and with such deductibles as are usually insured against by business entities engaged in the same or similar business as Mortgagor, which amounts shall in no event be less than, and which deductibles shall in no event be greater than, those existing as of the date hereof. Mortgagor shall keep the Mortgaged Property insured against loss by flood if the Mortgaged Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any successor act thereto) in an amount at least equal to the lesser of (a) the maximum amount of the Loan or (b) the maximum limit of coverage available under said act. Mortgagor shall maintain use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in an amount not less than twelve (12) months anticipated gross rental income or gross business earnings, as applicable in each case, attributable to the Mortgaged Property. Mortgagor shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Mortgagee in all respects. The proceeds of insurance paid on account of any damage or destruction to the Mortgaged Property (other than Excluded Property) shall be paid and applied as provided in Section 2.04(f).

          (b) LIABILITY. Mortgagor shall maintain (i) commercial general liability insurance and/or umbrella insurance policies with respect to the Mortgaged Property providing for aggregate limits of liability of not less than $20,000,000 for both injury to or death of a person and for property damage per occurrence, and (ii) other liability insurance as reasonably required by Mortgagee, and which insurance shall include, without limitation, automobile liability, products liability, contractual liability, workers' compensation/employer's liability, excess umbrella liability, and directors' and officers' liability insurance in such amounts and with such deductibles as are usually carried by business entities engaged in the same or similar business as Mortgagor, which amounts shall in no event be less than, and which deductibles shall in no event be greater than, those existing as of the date hereof.

          (c)  OTHER INSURANCE.    Mortgagor shall maintain such other insurance
in such amounts and against such risks as in Mortgagee's judgment is commonly obtained in the case of properties similar to the Mortgaged Property and located in the locality where the Mortgaged Property is located, or as Mortgagee reasonably may require from time to time.

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          (d)  FORM AND QUALITY.  All insurance policies shall be endorsed in form and substance acceptable to Mortgagee to name Mortgagee as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Mortgagee, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies as are acceptable to Mortgagee on the date hereof. All replacements, amendments or modifications to such insurance policies and endorsements shall be fully paid for and, to the extent any such replacement, amendment or modification shall vary in any way from the policies deemed acceptable by Mortgagee on the date hereof, such replacement, amendment or modification shall contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State of Florida, with a rating of "A-IX" or better as established by Best's Rating Guide (or an equivalent rating) approved by Mortgagee. Each policy shall provide that such policy may not be cancelled or materially changed except upon thirty (30) days' prior written notice of intention of non-renewal, cancellation or material change to Mortgagee and that no act or thing done by Mortgagor shall invalidate any policy as against Mortgagee. If Mortgagor fails to maintain insurance in compliance with this Section 2.04, Mortgagee may, but shall not be obligated to, obtain such insurance and pay the premium therefor and Mortgagor shall reimburse Mortgagee for all expenses incurred in connection therewith, which amounts shall be so much additional Secured Obligations, shall accrue interest at the Default Rate from the date paid or incurred and, together with such interest, shall become immediately due and payable upon demand. Mortgagor shall assign the policies or proofs of insurance to Mortgagee, in such manner and form that Mortgagee and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan and the other Secured Obligations. Mortgagor shall deliver certificates of insurance naming Mortgagee as an additional insured, loss payee or mortgagee and evidencing the insurance policies required herein. The proceeds of insurance policies coming into the possession of Mortgagee shall not be deemed trust funds, and Mortgagee shall be entitled to apply such proceeds as herein provided. Mortgagor may satisfy the provisions of this
Section 2.04 by (i) maintaining insurance under a blanket insurance policy, provided such policy shall specifically identify the Mortgaged Property and shall in all other respects be in compliance with the provisions of this
Section 2.04, and (ii) with respect to the Box USA Leased Property, requiring the Box USA Lease Tenant to either maintain insurance under the Box USA Lease in compliance with the provisions of this Section 2.04 or pay to Mortgagor the cost of such insurance allocable to the Box USA Leased Property. Mortgagor shall cause the Box USA Lease Tenant to comply with all of the provisions of this
Section 2.04(d)(ii).

          (e) ADJUSTMENTS. Mortgagor shall give immediate written notice of any loss to the insurance carrier. Mortgagor hereby irrevocably authorizes and empowers Mortgagee, as attorney-in-fact for Mortgagor coupled with an interest, to (i) make proof of loss, (ii) adjust and compromise any claim under insurance policies, (iii) appear in and prosecute any action arising from such insurance policies, and (iv) collect and receive insurance proceeds, and to deduct therefrom Mortgagee's expenses incurred in the collection of such proceeds; provided, however, that Mortgagee hereby authorizes Mortgagor to perform the acts enumerated in (i) through (iv) above unless and until an Event of Default, a

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Bankruptcy Default or a Payment Default shall have occurred and be continuing and Mortgagee gives notice to Mortgagor that it intends to exercise its right to perform any of the acts enumerated in (i) through (iv) above. Nothing contained in this Section 2.04, however, shall require Mortgagee to incur any expense or take any action hereunder.

          (f) If the Mortgaged Property or any part thereof is damaged by fire or any other cause (each, a "CASUALTY") (i) which constitutes an Event of Loss or (ii) which shall occur at any time that a Payment Default, a Bankruptcy Default or an Event of Default shall have occurred and be continuing, Mortgagor shall cause to be delivered to Mortgagee directly all Net Proceeds (as defined in the Indenture) of such insurance or other payments (excluding any such Net Proceeds (as defined in the Indenture) arising out of a Casualty affecting all or any part of the Box USA Leased Property (other than the Warehouse) or the Option Property to the extent required to be paid to Optionee) in the form received promptly in accordance with the provisions of the Indenture to be held in the Collateral Account as additional collateral for the Secured Obligations, and Mortgagor shall not apply such proceeds except in accordance with the provisions of the Indenture. If such Casualty shall not constitute an Event of Loss, provided no Bankruptcy Default, Payment Default or Event of Default shall have occurred and be continuing, all proceeds of such insurance or other payments shall be paid to Mortgagor. From and after the entry of judgment of foreclosure, all rights and powers of Mortgagee to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control use of insurance proceeds shall continue in Mortgagee as judgment creditor or mortgagee until confirmation of sale, to the extent permitted by the judgment of foreclosure.

          (g) Mortgagee shall disburse insurance proceeds which, in accordance with the provisions of the Indenture, are to be applied to the restoration of the Mortgaged Property on receipt of satisfactory (i) plans and specifications,
(ii) contracts and subcontracts, (iii) schedules, (iv) budgets, (v) lien waivers and (vi) architects' certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances as determined by Mortgagee from time to time in its reasonable discretion. The foregoing requirements (i) through (vi) shall be waived with respect to insurance proceeds which, with respect to any one Casualty, (x) shall be in an aggregate amount less than $1,000,000 and (y) in accordance with the provisions of the Indenture, are to be applied to the restoration of the Mortgaged Property.

          2.05 CONDEMNATION. Mortgagor hereby assigns, transfers and sets over unto Mortgagee the entire proceeds of any award and any claim for damages for any of the Mortgaged Property taken or damaged under the power of eminent domain or by condemnation (collectively, an "AWARD"). If all or any part of the Mortgaged Property shall be damaged, diminished in value or taken through condemnation or eminent domain proceedings, or if a consent settlement is entered or a transfer is made under threat of such proceedings, either temporarily or permanently (each, a "TAKING"), then, if such Taking shall constitute an Event of Loss and/or if a Bankruptcy Default, Payment Default or Event of Default shall have occurred and be continuing, Mortgagor shall cause the Net Proceeds (as defined in the Indenture) of such Award (excluding any such Net Proceeds (as defined in the Indenture) arising out of a Taking of all or any part of the Box USA Leased Property (other than the Warehouse) or the Option Property to the extent required to be paid to Optionee) to be paid directly to Mortgagee in the form received to be held in the Collateral Account as additional Collateral and applied in accordance with the provisions of the Indenture. If such Taking shall not constitute an Event of Loss, provided no Bankruptcy Default, Payment Default or Event of Default shall have occurred and be continuing, the Net Proceeds of such Award shall be paid to Mortgagor.

          2.06  CARE OF THE MORTGAGED PROPERTY.

          (a) PRESERVATION AND MAINTENANCE. Mortgagor will preserve and maintain the Mortgaged Property in good condition and repair, will not commit or suffer any waste thereof, and will cause to be made from time to time all needful or proper replacements, repairs and renewals, and will perform all acts necessary to the continued operation of the Mortgaged Property in accordance with its existing use as of the date hereof. Mortgagor will not abandon or leave the Mortgaged Property unprotected, unguarded, vacant or deserted.

          (b) NO CHANGE. Mortgagor will not materially change the nature of use of the Mortgaged Property without Mortgagee's prior written consent.

          (c) NOTICE OF DAMAGE. In the event of a Casualty which shall constitute an Event of Loss, Mortgagor will give prompt written notice thereof to Mortgagee.

          (d) RIGHT TO INSPECT. Mortgagee or any of its representatives is hereby authorized, with reasonable advance notice to Mortgagor, to enter upon and inspect the Mortgaged Property at any time during normal business hours.


          (e) REPAIR AND REPLACEMENT. If all or any part of the Mortgaged Property shall be damaged by a Casualty, Mortgagor will promptly restore the Mortgaged Property (other than the Box USA Leased Property) to the equivalent of its condition immediately before the occurrence of such Casualty, regardless of whether or not there shall be any insurance or casualty proceeds therefor and whether or not the same are made available by Mortgagee for such purpose.

          2.07 LIENS ON EXCLUDED PROPERTY. Mortgagor shall not grant a Lien on the Excluded Property of the nature described in paragraph 1 of the definition thereof (other than Permitted Liens of the nature described in clauses (ii) and (ix) of the definition of Permitted Liens) without the prior written consent of the holders of more than fifty percent (50%) of the aggregate principal amount of the First Mortgage Notes then outstanding, except to secure a Qualifying Facility.

          2.08 SUBORDINATE LIENS. Mortgagor shall not grant a Lien on the Mortgaged Property or any part thereof subordinate to the Lien of this Mortgage (other than Permitted Liens of the nature described in clauses (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii) or (xiii) of the definition of Permitted Liens) without the prior written consent of the holders of more than fifty percent (50%) of the aggregate principal amount of the First Mortgage Notes then outstanding.

          2.09 FUTURE ADVANCES: NO NOTICE FILING. As of the date hereof, Mortgagor has not, and, hereafter, shall not, without first obtaining Mortgagee's written consent, file for record a notice pursuant to Florida Statutes Section 697.04(b) limiting the maximum principal amount of future advances pursuant to Section 1.03(vi) of this Mortgage that may be secured under this Mortgage.


                        ARTICLE III - ASSIGNMENT OF RENTS

          3.01 ASSIGNMENT OF RENTS AND LEASES. As additional consideration for the Secured Obligations, Mortgagor hereby absolutely assigns and transfers to Mortgagee the following:

          (a) all leases or subleases (if any) written or oral, now in existence or hereafter arising and all agreements for the use and occupancy of all or any portion of the Mortgaged Property including, without limitation, the Box USA Lease and the Warehouse Agreement (collectively, the "LEASES");

          (b) any and all guaranties of the obligations of the tenants (the "TENANTS") under any of such Leases; and

          (c) all of the rents, income, receipts, revenues, issues and profits now due or that may become due or to which Mortgagor may now or shall hereafter (whether during any applicable period of redemption, or otherwise) become entitled or may demand or claim, arising or issuing from or out of the Leases, or from or out of the Mortgaged Property or any part thereof (collectively, the "RENTS") and the immediate and continuing right to collect and receive the Rents.

          3.02 MORTGAGOR'S LIMITED LICENSE. Provided that no Payment Default, Bankruptcy Default or Event of Default has occurred and is continuing, Mortgagor shall have the right under a license granted hereby and Mortgagee hereby grants to Mortgagor a license to collect, but not more than one month in advance, all of the Rents arising from or out of the Leases or any renewals or extensions thereof, or from or out of the Mortgaged Property or any part thereof, but only as trustee for the benefit of Mortgagee. Mortgagee may, in its sole discretion, revoke the license granted hereby from and after the occurrence and during the continuance of any Payment Default or Event of Default (other than a Bankruptcy Default) and upon the occurrence of any Bankruptcy Default and thereafter.

          3.03 MORTGAGOR'S OBLIGATIONS. (a) Mortgagor shall not enter into any Lease for all or any part of the Mortgaged Property other than the Box USA Lease and the Warehouse Agreement without the prior written consent of the holders of a majority of the aggregate principal amount of the First Mortgage Notes then outstanding.

          (b) Mortgagor shall, at its sole cost and expense: (i) at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in the Box USA Lease and the Warehouse Agreement on the part of the landlord or grantor to be kept and performed; (ii) enforce or secure the performance of all of the covenants, conditions and agreements of the Box USA Lease and the Warehouse Agreement on the part of the Box USA Lease Tenant to be kept and performed, but Mortgagor shall not modify or amend the Box USA Lease or the Warehouse Agreement without the prior written consent of the holders of a majority of the aggregate principal amount of the First Mortgage Notes then outstanding if such modification or amendment would adversely affect Mortgagor or extend the term of the Warehouse Agreement or reduce the rental or other fees thereunder, provided, however, that Mortgagor may terminate or cancel the Box USA Lease or the Warehouse Agreement without first obtaining the foregoing consent; (iii) appear in and defend any action or proceeding arising under, growing out of or in any manner connected with the Box USA Lease, the Warehouse Agreement or the obligations, duties or liabilities of the landlord or of the Box USA Lease Tenant thereunder; (iv) transfer and assign or cause to be separately transferred and assigned to Mortgagee, upon written request of Mortgagee, the Warehouse Agreement, and make, execute and deliver to Mortgagee upon demand, any and all instruments required to effectuate said assignment; (v) furnish Mortgagee, within ten (10) days after a request by Mortgagee, a written statement containing the names of all Tenants and the terms of all Leases, including the spaces occupied and the rentals payable thereunder; and (vi) exercise within five (5) days of any demand therefor by Mortgagee any right to request from the Tenant under any Lease, including the Box USA Lease and the Warehouse Agreement, a certificate with respect to the status thereof. Nothing in this Section 3.04 shall be deemed to constitute Mortgagee's consent to any Lease or agreement other than the Box USA Lease and the Warehouse Agreement.

          3.05 LIMITATION. The acceptance by Mortgagee of the assignment provided in this Article III, together with all of the rights, powers, privileges and authority created in this Article III or elsewhere in this Mortgage, shall not, prior to entry upon and taking possession of the Mortgaged Property by Mortgagee be deemed or construed to constitute Mortgagee a "mortgagee in possession" nor thereafter or at any time or in any event obligate Mortgagee to appear in or defend any action or proceeding relating to the Leases, the Rents or the Mortgaged Property or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation or responsibility for any security deposits or other deposits delivered to Mortgagor by any Tenant and not assigned and delivered to Mortgagee, nor shall Mortgagee be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Mortgaged Property.


                       ARTICLE IV - DEFAULTS AND REMEDIES

          4.01 EVENTS OF DEFAULT. The occurrence of any Event of Default under the Indenture shall constitute an event of default under this Mortgage ("EVENT OF DEFAULT").

          4.02 PERFORMANCE OF DEFAULTED ACTS. From and after the occurrence and during the continuance of any Payment Default or Event of Default (other than a Bankruptcy Default) and upon the occurrence of any Bankruptcy Default and thereafter, Mortgagee may, but need not, make any payment or perform any act herein required of Mortgagor or required in order for there to be compliance with the terms herein or any other Collateral Document, in any form and manner deemed expedient or desirable, including, without limitation, making full or partial payments for principal or interest on prior encumbrances (if any), service, utility or maintenance charges, or insurance premiums, curing the default of the landlord under a Lease, and purchasing, discharging, compromising or settling any tax lien or other prior lien or title or claim thereof, or redeeming from any tax sale or forfeiture affecting the Mortgaged Property or contesting any tax or assessment. All moneys paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including attorneys' fees, shall be so much additional Secured Obligations, shall accrue interest at the Default Rate, and together with such interest, shall become immediately due and payable from the date paid or incurred upon demand. Inaction of Mortgagee shall never be considered as a waiver of any right accruing to Mortgagee hereunder or under any of the other Collateral Documents on account of any default on the part of Mortgagor. Mortgagee, making any payment hereby authorized relating to taxes, assessments, insurance premiums, or service or utility charges, may do so according to any bill, statement or estimate procured from the appropriate public office or entity, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien, title, claim premium or charge thereof.

          4.03 FORECLOSURE. From and after the occurrence and during the continuance of any Payment Default or Event of Default (other than a Bankruptcy Default) and upon the occurrence of any Bankruptcy Default and thereafter, Mortgagee may, at its option, declare the Secured Obligations immediately due and payable. When the Secured Obligations shall become due whether at maturity, upon prepayment, by acceleration or otherwise, Mortgagee shall have and may exercise any and all rights and remedies available to Mortgagee and the Noteholders hereunder, or at law or in equity, including, without limitation, the right to foreclose the lien hereof. In the event of a foreclosure, Mortgagor agrees that the then indebtedness evidenced by all of the First Mortgage Notes then outstanding and all other Secured Obligations then due and secured by this Mortgage shall be deemed consolidated as a single indebtedness in the aggregate amount thereof and shall constitute a single indebtedness (the "SINGLE INDEBTEDNESS") in which each of the then Noteholders will hold an undivided interest based on its pro rata share of the Single Indebtedness. Mortgagor agrees that the Single Indebtedness is and will be secured by the lien of this Mortgage and that Mortgagee as holder of this Mortgage and the lien thereof as agent for and for the ratable benefit of the then Noteholders may, as sole party plaintiff, exercise all rights and remedies of Mortgagee hereunder and of the then Noteholders under the Single Indebtedness, may foreclose this Mortgage and the Single Indebtedness as agent for the then Noteholders for the amount of the Single Indebtedness then due and payable, may bid as agent for the then Noteholders at a foreclosure sale of this Mortgage and may apply as credit on such bid so much of the Single Indebtedness as is necessary to satisfy such bid. In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses that may be paid or incurred by or on behalf of Mortgagee for court costs, attorneys' fees, appraiser's fees, environmental audit fees, outlays for documentary and expert evidence, stenographers' charges, publication costs and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates, and similar data and assurances with respect to title as Mortgagee may deem to be reasonably necessary either to prosecute such suit or to evidence to the holder at any sale that may be had pursuant to such decree the true condition of the title to or the value of the Mortgaged Property. All expenditures and expenses of the nature mentioned in this Section shall become additional Secured Obligations and shall be immediately due and payable upon demand, with interest thereon at the Default Rate from and after the date when paid or incurred by Mortgagee in connection with (a) any proceeding, including probate and bankruptcy proceedings, to which Mortgagee shall be a party, either as plaintiff, claimant or defendant, by reason of this Mortgage or any Secured Obligations; or (b) preparations for the commencement of any suit for the foreclosure hereof after accrual of such right to foreclose whether or not actually commenced; or (c) preparations for the defense of any threatened suit or proceedings that might affect the Mortgaged Property, whether or not actually commenced.

          4.04 APPLICATION OF PROCEEDS OF FORECLOSURE SALE. The proceeds of any foreclosure sale of the Mortgaged Property shall be distributed and applied in the following order of priority: first, on account of all costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in SECTION 4.03 hereof; second, all amounts owed Mortgagee as trustee under the Indenture as provided in the Indenture; third, the Secured Obligations; and fourth, any excess to Mortgagor and its successors and assigns, as their rights may appear.

          4.05 POSSESSION. From and after the occurrence and during the continuance of any Payment Default or Event of Default (other than a Bankruptcy Default) and upon the occurrence of any Bankruptcy Default and thereafter, Mortgagee shall, at its option, have the right, acting through its agents or attorneys, to enter upon and take possession of the Mortgaged Property, expel and remove any persons, goods, or chattels, occupying or upon the same, and to collect or receive all the Rents, issues and profits thereof (subject to the terms of the Box USA Lease and the rights of the Box USA Lease Tenant thereunder), including any amounts past due, and to manage and control the same, and to lease the same or any part thereof from time to time, and, after deducting all attorney's fees, and all expenses incurred in the protection, care, maintenance, management and operation of the Mortgaged Property, apply the remaining net income, subject to the rights of any lender with respect to Excluded Property described in paragraph 1 of the definition thereof in connection with a Qualifying Facility, upon the Secured Obligations or upon any deficiency decree entered in any foreclosure proceedings. The entering upon and taking possession of said property, the collection of such Rents, issues and profits and the application thereof as aforesaid shall not cure or waive any Event of Default or invalidate any act done pursuant to such Event of Default or notice given with respect to such Event of Default.

          4.06 APPOINTMENT OF RECEIVER. From and after the occurrence and during the continuance of any Payment Default or Event of Default (other than a Bankruptcy Default) and upon the occurrence of any Bankruptcy Default and thereafter, Mortgagee shall have the right, in accordance with the laws of the state of Florida ("FLORIDA LAW"), to have a receiver appointed (without notice or posting of bond, except to the extent required by non-waivable law), and such receiver, if and when placed in possession, shall have, in addition to any other powers provided in this Mortgage, all rights, powers, immunities, and duties as provided for under Florida Law. Mortgagor agrees that such receiver may be appointed without regard to the adequacy of any security for the Secured Obligations, including the Loan, and without regard to the solvency of Mortgagor.

          4.07 RIGHTS CUMULATIVE. No remedy or right of Mortgagee shall be exclusive of, but each such remedy or right shall be in addition to, every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise of any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or an acquiescence therein, nor shall it affect any subsequent default of the same or a different nature. Every such remedy or right may be exercised concurrently or independently, and when and as often as may be deemed expedient by Mortgagee. Mortgagor agrees that without affecting the liability of any person for payment of the Secured Obligations or affecting the lien of this Mortgage upon the Mortgaged Property or any part thereof, Mortgagee pursuant to the terms of the Indenture may, at any time and from time to time, on request of Mortgagor, without notice to any person liable for payment of any Secured Obligations, extend the time or agree to alter the terms of payment of such indebtedness. Acceptance by Mortgagee of any payment in an amount less than the amount then due on the Secured Obligations shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall continue to be an Event of Default. At any time thereafter and until the entire amount then due on the debt has been paid, Mortgagee shall be entitled to exercise all rights conferred upon it in this Mortgage, at law or in equity, from and after the occurrence and during the continuance of any Payment Default or Event of Default (other than a Bankruptcy Default) and upon the occurrence of any Bankruptcy Default and thereafter.

          4.08 PROTECTIVE ADVANCES. (a) All advances, disbursements and expenditures made or incurred by Mortgagee before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by this Mortgage or by Florida Law (collectively "PROTECTIVE ADVANCES"), shall have the benefit of all applicable provisions of Florida Law.

          (b) All Protective Advances shall be additional Secured Obligations secured by this Mortgage, and shall become immediately due and payable upon demand and with interest thereon from the occurrence of the advance until paid at the Default Rate. This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded pursuant to Florida Law.

          (c) All Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the provisions of Florida Law, apply to and be included in:

               (i) any determination of the amount of indebtedness secured by this Mortgage at any time;

               (ii) the indebtedness found due and owing to Mortgagee in the judgment of foreclosure and any subsequent supplemental judgments, orders, adjudications or finding by the court of any additional indebtedness becoming due after such entry of judgment, it being agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose;

               (iii) if right of redemption has not been waived by this Mortgage, computation of amounts required to redeem, pursuant to Florida Law;

               (iv) determination of amounts deductible from sale proceeds pursuant to Florida Law;

               (v) application of income in the hands of any receiver or mortgagee in possession; and

               (vi) computation of any deficiency judgment pursuant to Florida Law.

          4.09 ENVIRONMENTAL INSPECTIONS. Mortgagee may, at any time after the occurrence and during the continuance of a Default, enter the Mortgaged Property to ascertain its environmental condition and in so doing may sample building materials, take soil samples, test borings and otherwise inspect the Mortgaged Property. The costs and expenses paid or incurred by Mortgagee in connection with such inspections and activities shall be reimbursed by Mortgagor and shall constitute additional Secured Obligations secured by this Mortgage.


                         ARTICLE V - GENERAL PROVISIONS

          5.01 RELEASE. (a) Mortgagee shall release this Mortgage and the lien hereof by proper instrument upon payment and discharge of all of the Secured Obligations and termination of all of Mortgagee's obligations under the Collateral Documents, provided, however, that it shall be a condition to Mortgagee's obligation to record any release instrument that Issuers shall have paid (i) the Secured Obligations and (ii) all costs and fees in connection with any such recording including, without limitation, attorneys' fees and expenses incurred by Mortgagee in such regard. In addition, upon the written request of Mortgagor in accordance with the provisions of the Indenture (which request shall be accompanied by all of the documents required under the Indenture in connection therewith), Mortgagee shall deliver to Mortgagor releases of parts of the Mortgaged Property from time to time in accordance with the provisions of the Indenture.

          (b) RELEASE OF BOX USA LEASED PROPERTY AND OPTION PROPERTY. (i) (A) If Mortgagor or the Box USA Lease Tenant at any time shall effectuate the subdivision of the Box USA Leased Property (hereinafter, the "RELEASE PARCEL") into a separate tax lot, upon Mortgagor's satisfaction of all of the conditions set forth in subparagraphs (ii), (iii) and (iv) below (collectively, the "RELEASE CONDITIONS"), Mortgagee shall (x) release (the "RELEASE") the Release Parcel from the lien of this Mortgage and (y) at Mortgagor's sole cost and expense, execute all documents and instruments as may be necessary or appropriate to evidence and effectuate the Release.

     (B) If Mortgagor shall deliver written notice to Mortgagee of the proposed exercise by Optionee of its option to purchase the Option Property pursuant to the Option Agreement, which notice shall be received by Mortgagee at least thirty (30) days prior to the date of the proposed conveyance of the Option Property, provided Mortgagor satisfies all of the requirements of this paragraph
(B), Mortgagee shall release the Option Property from the lien of this Mortgage concurrently with the consummation of such conveyance and, at Mortgagor's sole cost and expense, execute all documents and instruments as may be necessary or appropriate to evidence and effectuate such release. Concurrently with the release of the Option Property from the lien of this Mortgage, Mortgagor shall deliver to Mortgagee (1) an updated title report or an endorsement to the mortgagee title insurance policy insuring the Lien of this Mortgage with respect to the remaining real property encumbered by this Mortgage after the release of the Option Property, dated as of the date of such conveyance and showing no exceptions to title other than Permitted Liens, (2) an opinion of counsel licensed in the State of Florida and otherwise acceptable to Trustee to the effect that, solely based on its review of the foregoing updated title report or endorsement there are no exceptions to title other than Permitted Liens affecting the remaining real property encumbered by this Mortgage after the release of the Option Property, and (3) affirmative insurance or other evidence satisfactory to Mortgagee that such remaining real property will be taxed separately from the Option Property. Such transfer of the Option Property shall not be deemed to be an Asset Sale under the Indenture.

          (ii) (A) Concurrently with the execution and delivery of this Mortgage, Mortgagor shall have delivered to Mortgagee an Officer's Certificate certifying that the conveyance of the Release Parcel will not have a material adverse effect on Mortgagor's operation of the business currently located on the Land as currently operated.

          (B) At least thirty (30) days prior to the date of the Release, Mortgagor shall deliver to Mortgagee:

          (1) a written request (the "RELEASE REQUEST") for the Release, signed by an authorized officer of Mortgagor, specifying the requested date of the Release and certifying the location of the Release Parcel on the plan of subdivision.

          (2) (i) a survey of the Land in form and substance as was delivered to Mortgagee contemporaneously with the execution and delivery of this Mortgage, prepared by a public surveyor containing a metes and bounds description of the Release Parcel and a metes and bounds description of the remaining real property after the Release (the "REMAINING PARCEL") and certifying the total area of the Release Parcel and the Remaining Parcel and including a location of all easements, improvements, appurtenances, utilities, rights of way and means of ingress and egress with respect to the Remaining Parcel and the Release Parcel, together with (ii) a certificate, signed by such surveyor, confirming to Mortgagee that the metes and bounds description of the Release Parcel set forth in the Release Request is the same as the metes and bounds description of the Release Parcel set forth in the survey prepared in accordance with (i) above;

          (3) true, correct and complete copies of any mutual covenants, easements, plans or agreements to be executed, acknowledged and delivered by Mortgagor and any subsequent owner of fee title in and to the Release Parcel, provided the same shall not materially adversely affect the value or use of the Remaining Parcel.

          4) (a) an updated title report or an endorsement to the mortgagee title insurance policy insuring the Lien of this Mortgage with respect to the Remaining Parcel encumbered by this Mortgage, dated as of the date of the Release and showing no exceptions to title other than Permitted Liens, (b) an opinion of counsel licensed in the State of Florida and otherwise acceptable to Trustee to the effect that, solely based on its review of the foregoing updated title report or endorsement, there are no exceptions to title other than Permitted Liens affecting the Remaining Parcel encumbered by this Mortgage, and
          (c) affirmative insurance or other evidence satisfactory to Mortgagee that the Remaining Parcel will be taxed separately from the Release Parcel;

          (5) copies of all documents to be executed by Mortgagee in connection with the Release; and

          (6) an opinion of counsel, or if Mortgagor engages an engineer or architect (which engineer or architect shall be certified or registered in the State of Florida) to effectuate the subdivision of the Release Parcel, a letter from such engineer or architect, satisfactory to Mortgagee stating that any subsequent transfer of the Release Parcel will not create a violation of any applicable zoning, building code, parking, platting, subdivision or other land-use laws or regulations and evidence satisfactory to Mortgagee that neither the Release Parcel and any improvements thereon nor the Remaining Parcel and any improvements thereon shall be dependent upon the other for compliance with the aforesaid laws, rules and regulations.

          (iii) On or before the date of the Release, Mortgagor shall deliver to Mortgagee an Officer's Certificate confirming to Mortgagee that all of the conditions precedent to the Release have been satisfied.

          (iv) Notwithstanding anything to the contrary contained herein, Mortgagor shall be solely responsible for the payment of all costs and expenses incurred in connection with the Release and the release contemplated under
Section 5.01(b)(i)(B) above, including, without limitation, any attorneys' fees and disbursements incurred by Mortgagee (collectively, the "RELEASE COSTS"). Mortgagor's failure to pay or reimburse Mortgagee for all or any part of the Release Costs on demand shall constitute an Event of Default hereunder

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

and the Release Costs shall be added to the Secured Obligations and secured by the lien of this Mortgage and shall bear interest from the date incurred at the Default Rate until repaid.

          5.02 MORTGAGOR. This Mortgage and all provisions hereof, shall extend to and be binding upon Mortgagor and all persons claiming under or through Mortgagor. Whenever in this Mortgage there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns (as the case may be) of Mortgagor and Mortgagee and any Replacement Mortgagee pursuant to Section 5.15. Mortgagor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Mortgagor. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

          5.03 WAIVER OF RIGHTS. To the extent permitted by applicable law, Mortgagor hereby waives any and all right of redemption. Mortgagor waives and will not avail itself of any appraisement, valuation, stay, moratorium, extension or exemption laws now existing or hereafter enacted (including, without limitation, all rights under and by virtue of the homestead exemption laws and redemption laws). Mortgagor waives any right to have the property comprising the Mortgaged Property marshalled upon any foreclosure and agrees that upon a foreclosure the Mortgaged Property may be sold as an entirety.

          5.04 MORTGAGOR AND LIEN NOT RELEASED. From time to time, Mortgagee may, at its sole option, without giving notice to or obtaining the consent of Mortgagor or the consent of any junior lien holder, guarantor or Tenant, without liability on the part of Mortgagee and notwithstanding Mortgagor's breach of any covenant, agreement or condition: (i) release anyone primarily or secondarily liable on any of the Secured Obligations; (ii) accept a renewal or amended note or notes therefor; (iii) release from the lien of this Mortgage any part of the Mortgaged Property; (iv) take or release other or additional security for the Secured Obligations; (v) consent to any plat, map or plan of the Mortgaged Property; (vi) consent to the granting of any easement; (vii) join in any extension or subordination agreement; and (viii) waive or fail to exercise any right, power or remedy granted by law or herein or in any other instrument given at any time to evidence or secure the payment of the Secured Obligations. Any actions taken by Mortgagee pursuant to the terms of this Section shall not impair or affect: (a) the obligation of Mortgagor to pay any sums at any time secured by this Mortgage and to observe all of the covenants, agreements and conditions contained herein and in the other Collateral Documents; (b) the guaranty of any individual or legal entity for payment of the Secured Obligations; or (c) the lien or priority of this Mortgage with respect to the Mortgaged Property.

          5.05 ADDITIONAL DOCUMENTS. Mortgagor agrees that, upon request of Mortgagee, it will from time to time execute, acknowledge and deliver all such additional instruments and further assurances of title and will do or cause to be done all such further acts and things as may be necessary or desirable fully to effectuate the intent of this Mortgage.

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          5.06  NOTICES.  All notices and other communications under this
Mortgage shall be in writing, except as otherwise provided in this Mortgage. A notice, if in writing, shall be considered as properly given if given in accordance with the provisions of the Indenture.

          5.07 GOVERNING LAW. Mortgagor's and Mortgagee's substantive rights and obligations under this Mortgage and the other Collateral Documents, and any dispute arising out of, connected with, related to, or incidental to the relationship established between Mortgagor and Mortgagee in connection with this Mortgage and the other Collateral Documents, and whether arising in contract, tort, equity, or otherwise, shall be governed by, and construed and interpreted in accordance with, and resolved pursuant to, New York law. Mortgagor and Mortgagee agree and stipulate that the state of New York has a substantial relationship to them and to the Loan. Notwithstanding the foregoing: (a) to the extent required by Florida Law, Mortgagee shall comply with Florida law to the extent that Florida Law requires in connection with any foreclosure, any sale or other enforcement of Mortgagee's remedies, including provisional remedies, replevin, claim and delivery of property, injunctive relief, or appointment of a receiver; and (b) Mortgagee may at its option (without thereby limiting Mortgagee's rights under Florida Law) enforce its rights under the Collateral Documents, including (but not limited to) its rights to sue Mortgagor for any outstanding indebtedness or to obtain a judgment for any deficiency following foreclosure, in accordance with New York law.

          5.08 TIME OF ESSENCE. Time is of the essence of this Mortgage and of every part hereof of which time is an element.

          5.09 SEVERABILITY. If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision hereof, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          5.10 ESTOPPEL CERTIFICATE. Mortgagor within fifteen (15) days after mailing of a written request by Mortgagee agrees to furnish from time to time a signed statement setting forth the amount of the Secured Obligations and whether or not any default, offset or defense then is alleged to exist against the Secured Obligations and, if so, specifying the nature thereof.

          5.11 NON-JOINDER OF TENANT. From and after the occurrence and during the continuance of any Payment Default or Event of Default (other than a Bankruptcy Default) and upon the occurrence of any Bankruptcy Default and thereafter, Mortgagee shall have the right and option to commence a civil action to foreclose the lien of this Mortgage without joinder of the Box USA Lease Tenant so that such foreclosure will be subject to the rights of the Box USA Lease Tenant under the Box USA Lease and under the Warehouse Agreement. The failure to join any other Tenant as party defendant or defendants in any such civil action or the failure of any such order or judgment to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect the Secured Obligations or any

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part thereof or any deficiency remaining unpaid after foreclosure of the
Mortgaged Property, any statute or rule of law at any time existing to the contrary notwithstanding.

          5.12 FIXTURE FILING NOTICE. This Mortgage (including the fixture filing) is to be recorded and/or indexed in the real estate records of the County in which the Land is located.

          5.13 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, MORTGAGOR AND MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE OR ANY OTHER COLLATERAL DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OR OMISSION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE COLLATERAL DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR THE MORTGAGED PROPERTY (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS MORTGAGE, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS MORTGAGE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO ENTER INTO THIS MORTGAGE AND FOR THE NOTEHOLDERS TO ACQUIRE THE FIRST MORTGAGE NOTES.

          5.14 LIMITATION ON LIABILITY. No manager, officer, employee, incorporator or Member of Mortgagor, as such, shall have any liability for any obligations of Mortgagor under this Mortgage or for any claim based on, in respect of, or by reason of, such obligations or their creation.

          5.15 REPLACEMENT OF MORTGAGEE AS "TRUSTEE." Mortgagee may resign as "Trustee" at any time and a successor "Trustee" may be appointed, or Mortgagee may otherwise be replaced as "Trustee," from time to time as provided in, and in compliance with, the Indenture. Upon any such replacement of Mortgagee as "Trustee" and appointment of a successor "Trustee" (the "REPLACEMENT MORTGAGEE"), the outgoing "Trustee" and the Replacement Mortgagee may jointly execute, acknowledge and record an instrument giving notice of such succession and assigning all liens, rights and remedies hereunder of the outgoing "Trustee" to the Replacement Mortgagee (a "SUCCESSION NOTICE"). A Succession Notice need not bear any signature, authorization, evidence of authority, or other confirmation of compliance with the Indenture, other than the signatures of Mortgagee and the Replacement Mortgagee. From and after the recordation of a Succession Notice, Replacement Mortgagee shall (to the exclusion of the outgoing "Trustee") have the sole right to exercise any and all rights and remedies as Mortgagee under this Mortgage. Without limiting the generality of the preceding sentence, Replacement Mortgagee shall have the sole and exclusive right and authority to do any of the following, all in accordance with and pursuant to the Indenture and this Mortgage: (a) foreclose this Mortgage; (b) exercise any

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other Mortgagee's remedies; (c) assign or release this Mortgage or release any
Mortgaged Property; or (d) take or omit to take any other action(s) as holder of this Mortgage.

          5.16 OTHER COLLATERAL. This Mortgage is delivered by or on behalf of Mortgagor pursuant to the Indenture and securing the Secured Obligations. All potential junior lien holders are placed on notice that, under the Indenture or otherwise (such as by separate future unrecorded agreement between Mortgagor and Mortgagee), other collateral for the Secured Obligations (I.E., collateral other than the Mortgaged Property) may, under certain circumstances, be released without a corresponding reduction in the total principal amount secured by this Mortgage. Such a release would decrease the amount of collateral securing the same indebtedness, thereby increasing the burden on the remaining Mortgaged Property created and continued by this Mortgage. No such release shall impair the priority of the lien of this Mortgage. By accepting its interest in the Mortgaged Property, each and every junior lien holder shall be deemed to have acknowledged the possibility of, and consented to, any such release. Nothing in this paragraph shall impose any obligation upon Mortgagee.

          5.17 LIMITATION ON INTEREST. All agreements between Mortgagor and Mortgagee under this Mortgage and under the Collateral Documents with respect to the Secured Obligations are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Mortgagee or any Noteholder for the use, forbearance or detention of the indebtedness secured hereby exceed the highest lawful rate permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Mortgage, or any Collateral Document with respect to the Secured Obligations, at the time performance of such provision shall be due, shall involve payment of interest at a rate which exceeds the highest lawful rate permissible under applicable law, then IPSO FACTO the obligation to be fulfilled shall be reduced to such highest lawful rate. If, from any circumstances whatsoever, Mortgagee or any Noteholder shall ever receive interest, the amount of which would exceed such highest lawful rate, the portion thereof which would be excessive interest shall be deemed applicable to the reduction of the unpaid principal balance due under the Mortgage or such Collateral Document and not to the payment of interest or otherwise handled in accordance with applicable law.

          5.18 ATTORNEYS' FEES. Whenever attorneys' fees are provided to be paid, the term shall include any and all attorneys' fees, paralegal and law clerk fees, including but not limited to, fees at the pretrial, trial and appellate levels as well as fees arising out of negotiations and settlements whether or not any legal proceedings are commenced, which are incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and enforcing its rights hereunder.


                            [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, Mortgagor has duly executed and delivered this
Mortgage, Security Agreement, Fixture Filing and Assignment of Rents, Leases and Leaseholds as of the day and year first above written.


Signed, sealed and delivered        FLORIDA COAST PAPER COMPANY, L.L.C.
in the presence of:


/s/ J. Michael Mayerfeld            Name: Mary B. Dopslaff
- --------------------------------          ------------------------
Print Name: J. Michael Mayerfeld    Title: Vice President
           ---------------------

/s/ Richard K. Elbaum
- --------------------------------
Print Name: Richard K. Elbaum
           ---------------------
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

District of Columbia

          The foregoing instrument was acknowledged before me this 29th day of May, 1996 by Mary B. Dopslaff, a member of FLORIDA COAST PAPER COMPANY, L.L.C., a Delaware limited liability company, on behalf of the company. He/She is personally known to me or has produced _______________ as identification. I am a notary public of the District of Columbia and my commission expires on 2/14/98.


                                             /s/ Judy L. Modlin
                                             ----------------------------------
                                             Name: Judy L. Modlin
                                             Title: Notary Public
                                             Serial number: N/A


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